Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42926 on Form S-8 of Big Dog Holdings, Inc. and subsidiaries (the “Company”) on Form S-8 of our report dated March 23, 2004, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

Deloitte & Touche LLP

Los Angeles, California
March 31, 2006